Exhibit 10.1
Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of November 7, 2025, by and among IES Holdings, Inc., a Delaware corporation (“Parent”), Gulf Island Fabrication, Inc., a Louisiana corporation (the “Company”), and the shareholders of the Company listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”).

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, IES Merger Sub, LLC, a Louisiana limited liability company and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger;

WHEREAS, as of the date hereof, each Shareholder is the record and/or “beneficial owner” (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934 (the “Exchange Act”, as amended), which meaning will apply for all purposes of this Agreement; provided, that all options, warrants, restricted stock units and other convertible securities are included even if not exercisable within sixty (60) days of the date hereof) of the number of shares of common stock, no par value per share, of the Company (the “Company Common Stock”) as set forth next to such Shareholder’s name on Schedule A hereto, being all of the shares of Company Common Stock owned of record or beneficially by such Shareholder as of the date hereof (with respect to such Shareholder, the “Owned Shares” and, the Owned Shares together with such Shareholder’s Additional Shares (as defined herein), such Shareholder’s “Covered Shares”);

WHEREAS, at a meeting duly called and held on or prior to the date of this Agreement, the Company Board has (a) determined that the Merger Agreement, including the Merger and the transactions contemplated thereby, including this Agreement, and all exhibits and schedules attached to the Merger Agreement (collectively, the “Transactions”), are in the best interests of the Company and its shareholders (excluding the holders of the Company Excluded Stock), (b) adopted, approved and confirmed in all respects the Merger Agreement and the consummation of the Transactions, including the Merger, (c) determined that it is advisable for the Company to execute and deliver the Merger Agreement, to perform its covenants and obligations under the Merger Agreement and to consummate the Merger upon the terms and conditions set forth in the Merger Agreement, and (d) determined that it is advisable to submit the Merger Agreement, the Merger and the Transactions to a vote of the holders of shares of Company Common Stock and resolved to recommend the shareholders of the Company approve and adopt the Merger Agreement; and

WHEREAS, as an inducement and condition for Parent and Merger Sub to enter into the Merger Agreement, each Shareholder has agreed to enter into this Agreement with respect to such Shareholder’s Covered Shares.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

“Additional Shares” means, with respect to a Shareholder, any additional shares of Company Common Stock or other voting securities of the Company that such Shareholder may acquire record and/or beneficial ownership of after the date hereof, including any Company Common Stock acquired by the Shareholder pursuant to the vesting of any Company RSU Awards prior to the record date for the Company Shareholder Meeting. In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Company Common Stock” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares are changed or exchanged or which are received in such transaction.

“Adverse Amendment” means any amendment to the Merger Agreement, or any waiver of the Company’s or Shareholders’ rights under the Merger Agreement, in each case, that is effected or granted without the Shareholder’s prior written consent, that (i) reduces the Merger Consideration to be received by the Shareholders, (ii) changes the form of Merger Consideration payable to the Shareholders, or (iii)  imposes additional liabilities or obligations of the Shareholders under the Merger Agreement or otherwise amends or modifies the Merger Agreement in a manner adverse in any material respect to the Shareholders.

“Expiration Time” means the earlier to occur of (a) the Effective Time; (b) a Company Change of Recommendation; (c) the date that an Adverse Amendment is effected; and (d) such date and time as the Merger Agreement shall be validly terminated pursuant to Article VII thereof.

“Lien” means any lien, encumbrance, hypothecation, adverse claim, charge, mortgage, security interest, pledge or option, proxy, right of first refusal or first offer, preemptive right, deed of trust, servitude, voting agreement, voting trust, transfer restriction or any other similar restriction.

“Permitted Lien” means (a) any Lien arising under this Agreement, (b) any applicable restrictions on transfer under the Securities Act and (c) with respect to Company RSU Awards, any Lien created by the terms of any applicable Company Benefit Plan or award agreement thereunder.

2.            Agreement to Vote the Covered Shares.

2.1        Subject to Section 4, from the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s shareholders at which any of the following matters are to be voted on (and at every adjournment or postponement or recess thereof), and in any other circumstance, however called, including in connection with any request for an action by consent of the Company’s shareholders in lieu of a meeting, each Shareholder shall vote (including by providing proxy) or execute and deliver a consent with respect to, all of such Shareholder’s Covered Shares (or cause the holder(s) of record on any applicable record date to vote (including by providing proxy) or execute and deliver a consent with respect to all of such Shareholder’s Covered Shares):

(a)         in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement;

(b)         in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement; provided, however that no Shareholder shall be required to vote in favor of the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that is an Adverse Amendment;

(c)         in favor of the approval of any proposal to adjourn or postpone the meeting to a later date if there are not sufficient votes present for there to be a quorum or for the adoption of the Merger Agreement (or any amendment thereto other than an Adverse Amendment) on the date on which such meeting is held, or if the Company or Parent proposes or requests such adjournment or proposal, in each case, in accordance with the Merger Agreement;

(d)         against any Company Acquisition Proposal;

(e)         against any action, proposal, transaction, or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement or of Shareholder under this Agreement; and

(f)         against any action, proposal, transaction, or agreement that could reasonably be expected to impede, interfere with, delay, discourage or adversely affect the consummation of the Merger or inhibit the timely consummation of the Merger in any respect.

2.2         From the execution and delivery of this Agreement until the Expiration Time, at every meeting of the Company’s shareholders (and at every adjournment or postponement or recess thereof), each Shareholder shall appear in person at such meeting or shall cause such Shareholder’s Covered Shares to be represented by proxy and shall otherwise cause all of such Shareholder’s Covered Shares to be counted for the purposes of establishing a quorum at such meeting (or, with respect to any such Covered Shares that such Shareholder owns beneficially but not of record, such Shareholder shall cause the holder(s) of record of such shares as of any applicable record date for determining such shareholders entitled to vote at the meeting to be represented in person or by such proxy at such meeting as provided herein and to be counted as present for purposes of establishing a quorum). Each Shareholder hereby appoints Parent and any designee of Parent, and each of them individually, until the Expiration Time (at which time this proxy shall automatically be revoked), as its proxy and attorney-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Covered Shares in accordance with Section 2.1 hereof in the event the Shareholder fails to comply with its obligation under this Agreement or attempts or purports to vote (or provide consent with respect to), or cause any other person to vote or provide consent with respect to, the Shareholder’s Covered Shares in a manner inconsistent with the terms of this Agreement. This proxy and power of attorney is given to secure the performance of the duties of the Shareholders under this Agreement. Each Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by each Shareholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy, and shall revoke any and all prior proxies granted by such Shareholder with respect to the Covered Shares. The power of attorney granted by each Shareholder herein is a durable power of attorney and shall survive the bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.           Waiver of Appraisal Rights and Certain Other Actions; No Solicitation.

3.1         To the fullest extent permitted by applicable Law, each Shareholder hereby irrevocably and unconditionally waives, and agrees not to assert, perfect or exercise any and all rights of appraisal or rights to dissent (if any) in connection with the Merger that such Shareholder may have by virtue of the ownership of the Covered Shares under the Louisiana Business Corporation Act.

3.2         Subject to Section 4, Shareholder shall not, and shall use its reasonable best efforts to cause its Affiliates and Representatives not to, take any action that the Company is prohibited from taking pursuant to Section 5.3 of the Merger Agreement.

4.            Fiduciary Duties. Each Shareholder is entering into this Agreement solely in its capacity as the record holder and/or beneficial owner of such Shareholder’s Covered Shares. Without limiting the terms of the Merger Agreement in any respect, nothing in this Agreement shall in any way attempt to limit or affect any actions taken by any Shareholder or its Affiliates’ designee(s) or beneficial owner(s) serving on the Company Board (in any such director’s capacity as such) or any such Shareholder, in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, from complying with his or her fiduciary duties to the extent acting in such designee’s or beneficial owner’s capacity as a director, officer or employee of the Company. Without limiting the terms of the Merger Agreement in any respect, no action taken (or omitted to be taken), including but not limited to any action contemplated by Section 3 hereof, by any such designee, beneficial owner or Shareholder taken (or omitted to be taken) by such person in his or her capacity as a director, officer or employee of the Company or any of its Affiliates, shall be deemed to constitute a breach of this Agreement. Nothing in this Agreement shall preclude Shareholder or its Affiliates from making such filings as are required by the SEC or any other regulatory authority in connection with the entering into of this Agreement.

   5.           Representations and Warranties of the Shareholder. Each Shareholder hereby represents and warrants to the Company and to Parent that:

5.1       Due Authority. Such Shareholder has the full power and capacity to make, enter into and carry out the terms of this Agreement and the other definitive documentations contemplated hereby. If an entity, such Shareholder is duly organized, validly existing and in good standing (to the extent such concept exists) in accordance with the laws of its jurisdiction of formation, as applicable. The execution and delivery of this Agreement, the performance of such Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Shareholder, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar applicable Laws affecting or relating to creditors’ rights generally and equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

5.2        Ownership of the Covered Shares. (a) Such Shareholder is, as of the date hereof, the beneficial and/or record owner of such Shareholder’s Covered Shares, all of which are free and clear of any Liens, other than Permitted Liens, and (b) subject only to community property laws, if applicable, such Shareholder has sole voting power and sole disposition power over all of such Shareholder’s Covered Shares and no person (other than such Shareholder and any person under common control with such Shareholder) has a right to acquire any of the Covered Shares held by such Shareholder except as disclosed on Schedule A. Except pursuant to this Agreement, there are no options, warrants, or other rights, agreements, arrangements, or commitments of any character to which Shareholder is a party relating to the pledge, disposition, or voting of any Covered Shares and there are no voting trusts or other agreements with respect to the Covered Shares. As of the date hereof, such Shareholder does not own, beneficially or of record, any shares of Company Common Stock or other voting shares of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any shares of Company Common Stock or other voting shares of the Company) other than the Owned Shares, except as set forth on Schedule A.

5.3         No Conflict: Consents.

(a)         The execution and delivery of this Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations under this Agreement does not and will not: (i) violate any Laws applicable to such Shareholder or (ii) result in any breach of or constitute a default under any Contract or obligation to which such Shareholder is a party or by which such Shareholder is subject or (iii) if an entity, violate the certificate of incorporation, bylaws, operating agreement, limited partnership agreement or any equivalent organizational or governing documents of such Shareholder, in each case of clauses (i) through (iii), except for such violations, breaches or defaults as would not materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement.

(b)        No consent, approval, order or authorization of, or registration, declaration or, except as required under the HSR Act or in compliance with any applicable requirements of any other Regulatory Laws, any competition, antitrust and investment laws or regulations of any jurisdiction or by the rules and regulations promulgated under the Exchange Act (including as required by Section 13(d) of the Exchange Act), filing with, any Governmental Entity or any other person, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the performance by such Shareholder of its obligations under this Agreement.

5.4        Absence of Litigation. As of the date hereof, there is no legal action, suit, investigation or proceeding (whether judicial, arbitral, administrative or otherwise) pending against, or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder that would reasonably be expected to prevent, materially delay or materially impair the ability of such Shareholder to perform its obligations under this Agreement.

6.           Representations and Warranties of Parent. Parent hereby represents and warrants to the Shareholder that Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement and the performance of Parent’s obligations hereunder have been validly authorized, and assuming the accuracy of the representations and warranties set forth in Section 5.3(b), no other consents or authorizations are required to give effect to this Agreement. This Agreement has been duly and validly executed and delivered by Parent, and this Agreement constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar applicable Laws affecting creditors’ rights and remedies generally.

7.            Miscellaneous.

7.1       No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct, indirect or beneficial ownership or incidence of ownership of or with respect to the Covered Shares. Without limiting this Agreement in any manner, rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct any Shareholder in the voting or disposition of any of the Covered Shares, except as expressly provided herein.

7.2        Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto. No waiver by any party of its rights hereunder shall be effective against such party unless the same shall be in writing. No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty, covenant or agreement hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.

7.3        Expenses. Except as otherwise provided, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring or required to incur such expenses.

7.4        Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (a) upon personal delivery to the party to be notified; (b) when sent by email (if delivered without receipt of any “bounceback” or similar notice indicating failure of delivery); or (c) when delivered by a courier (with confirmation of delivery), in each case to the party to be notified at the following address:

To Parent:

IES Holdings, Inc.
Attention: William Albright; Mary Newman; Michael Keasey; Yasin Khan
13131 Dairy Ashford Rd, Suite 500
Sugar Land, Texas 77478
Email: [***]

with copies to:

Norton Rose Fulbright US LLP
1550 Lamar Street, Suite 2000
Attention: Brian Fenske; Thomas Verity
Houston, Texas 77010
Email: [***]

To the Company:

Gulf Island Fabrication, Inc.
Attention: Richard Heo; Westley Stockton;
2170 Buckthorne Place, Suite 420
The Woodlands, Texas 77390
E-mail: [***]

To the applicable Shareholder(s):

at the address(es) listed on the signature pages hereto

with copies to:

Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, LA 70170
Attn: Curtis R. Hearn; Alexandra C. Layfield; Thomas D. Kimball
E-mail: [***]

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated or personally delivered. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five (5) business days after the notice is given, whichever is later.

7.5          Governing Law and Venue; Specific Enforcement.

(a)          The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed, or were threatened to be not performed, in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy that may be available to it at law or in equity, each of the parties shall be entitled to an injunction or injunctions or equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and all such rights and remedies at law or in equity shall be cumulative. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7.5 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(b)         This Agreement, and all claims or causes of action (whether at Law, in contract or in tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware (except that matters relating to (i) the exercise of fiduciary duties by members of the Company Board or officers of the Company and its Subsidiaries and (ii) whether appraisal rights or dissenters’ rights are available to the Shareholders in connection with the Merger, in each case shall be subject to the laws of the State of Louisiana).

(c)         Each of the parties hereto irrevocably agrees that any legal action or proceeding relating to or arising out of this Agreement and the rights and obligations hereunder, or for recognition and enforcement of any judgment relating to or arising out of this Agreement and the rights and obligations hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to or arising out of this Agreement in any court other than the aforesaid courts in accordance with the first sentence of this Section 7.5(c). Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable Law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. To the fullest extent permitted by applicable Law, each of the parties hereto hereby consents to the service of process in accordance with Section 7.4; provided, however, that nothing herein shall affect the right of any party to serve legal process in any other manner permitted by Law.

7.6       Waiver of Jury Trial. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.7         Documentation and Information. Each Shareholder consents to and authorizes the publication and disclosure by the Company or Parent, as applicable, of such Shareholder’s identity and holding of the Covered Shares, and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), and any other information that the Company reasonably determines is required to be disclosed by applicable Law, in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Each Shareholder acknowledges that each of Parent and the Company, in their sole discretion, may file this Agreement or a form hereof with the SEC or any other Governmental Entity. Such Shareholder agrees to promptly give Parent and the Company any information they may reasonably request for the preparation of any such disclosure documents.

7.8          Further Assurances. Each Shareholder agrees, from time to time, at the reasonable request of the Company and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

7.9         Stop Transfer Instructions. At all times commencing with the execution and delivery of this Agreement and continuing until the Expiration Time, in furtherance of this Agreement, each Shareholder hereby authorizes the Company or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares (and that this Agreement places limits on the voting and transfer of the Covered Shares), subject to the provisions hereof and provided that any such stop transfer order and notice will immediately be withdrawn and terminated by the Company following the Expiration Time.

7.10       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement. This Agreement is not intended to grant standing to any person other than the parties hereto.

7.11     Reliance. Each Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement.

7.12       Interpretation. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. References to Articles, Sections, Exhibits, Attachments and Schedules are to Articles, Sections, Exhibits, Attachments and Schedules of this Agreement, as applicable, unless otherwise specified. All Exhibits, Attachments and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Attachment or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The definitions contained in this Agreement are applicable to the masculine as well as to the feminine and neuter genders of such term. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute and to any rules or regulations promulgated thereunder. References to any person include the successors and permitted assigns of that person. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be to the relevant number of calendar days unless otherwise specified. The parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

7.13      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of applicable Law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

7.14      Severability. Any term or provision of this Agreement which is held to be invalid or unenforceable in a court of competent jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement. Upon such a determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

7.15       Counterparts; Effectiveness. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, electronic delivery or otherwise) to the other parties. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to Agreement or any document to be signed in connection with this Agreement and the Transactions shall be deemed to include signatures transmitted by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

7.16     Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 7.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or otherwise survive the Effective Time expressly by their terms.

7.17       No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the persons that are expressly identified as parties in the preamble and signatories to this Agreement (the “Contracting Parties”). No person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative, financing source, heir or assignee of, or any financial advisor or lender to, or successor to, any of the foregoing (collectively, “Nonparty Affiliates”), shall have any liability, obligations, claims or causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement, whether by or through attempted piercing of the corporate veil, by or through a claim by or on behalf of any party hereto or otherwise, and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by Law, (a) each Contracting Party hereby waives and releases any and all rights, claims, demands or causes of action that may otherwise be available at Law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impose liability of a Contracting Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (b) each Contracting Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made by a Nonparty Affiliate in, in connection with, or as an inducement to this Agreement.

7.18      No Third-Party Beneficiaries. Each of the parties agrees that (i) their respective representations, warranties, covenants and agreements set forth herein are solely for the benefit of the applicable parties hereto, in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

7.19       Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of this Section 7 shall survive any such termination. Notwithstanding the foregoing, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination; provided, however, that in no event shall any Shareholder have any liability for any monetary damages resulting from a breach of this Agreement other than in connection with a Willful and Material Breach of this Agreement by such Shareholder. For purposes hereof, “Willful and Material Breach” means a material breach of this Agreement that results from a willful or deliberate act or failure to act by a party that knows, or could reasonably be expected to have known, that the taking of such act or failure could result in such a material breach.

7.20       No Agreement until Executed. This Agreement shall not be effective unless and until (i) the Company Board and the Parent Board have approved, for purposes of any applicable takeover Laws, Section 13(d) of the Exchange Act and any applicable provision of the certification of incorporation or bylaws of the Company, the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby, including the Merger, and following such approval, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PARENT:

IES HOLDINGS, INC.

By:	/s/ Tracy A. McLauchlin
Name: Tracy A. McLauchlin
Title: Chief Financial Officer

COMPANY:

GULF ISLAND FABRICATION, INC.

By:	/s/ Richard W. Heo
Name: Richard W. Heo
Title: President, Chief Executive Officer and Chairman of the Board

SHAREHOLDERS:

RICHARD W. HEO

/s/ Richard W. Heo

Notice Information:
[***]

[Signature Page to Voting Agreement]

ROBERT M. AVERICK

/s/ Robert M. Averick

Notice Information:
[***]

PITON CAPITAL PARTNERS LLC

By: Piton Capital Management LLC, its managing member

By: Kokino LLC, its managing member

By:	/s/ Brian Olson
Name: Brian Olson
Title: Authorized Person

Notice Information:
[***]

[Signature Page to Voting Agreement]

MICHAEL J. KEEFFE

/s/ Michael J. Keeffe

Notice Information:
[***]

JAY R. TROGER

/s/ Jay R. Troger

Notice Information:
[***]

WESTLEY S. STOCKTON

/s/ Westley S. Stockton

Notice Information:
[***]

JAMES L. MORVANT

/s/ James L. Morvant

Notice Information:
[***]

MATTHEW R. OUBRE

/s/ Matthew R. Oubre

Notice Information:
[***]

[Signature Page to Voting Agreement]

Schedule A

Shareholder	Shares of Company Common Stock
Richard W. Heo	924,010
Robert M. Averick*	1,849,206*
Michael J. Keeffe	42,401
Jay R. Troger	19,312
Westley S. Stockton	489,341
James L. Morvant	100,949
Matthew R. Oubre	45,170
Piton Capital Partners, LLC*	1,811,894*

* Note: Robert Averick is a director of the Company and his beneficial ownership of Company  Common Stock reflects his role as portfolio manager of Piton Capital Partners LLC, which is a  role held through his employment with Kokino LLC. His beneficial ownership includes  1,811,894 shares held by Piton Capital Partners LLC and 31,333 shares held directly in his name.  In accordance with the Agreement’s definition of “Owned Shares” (which includes restricted  stock units regardless of whether they are exercisable within sixty (60) days), his beneficial  ownership also includes 5,979 restricted stock units granted to him as an award, with each  restricted stock unit being convertible into one share of Company Common Stock on April 1,  2026.